UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2015

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 317-9000

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information set forth under Item 2.03 below is hereby incorporated into this Item 1.01 by reference.

Item 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
    OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 29, 2015, SCANA Corporation (“SCANA”) closed on an unsecured $150 million, three-month credit facility (the “Facility”). The Facility will terminate on May 4, 2015, and the lender’s commitment to make loans under the Facility will terminate on February 6, 2015 to the extent such commitment remains undrawn on that date.
Loans under the Facility, if any, will be used to repay certain existing indebtedness of SCANA and for general purposes. Interest on borrowings under the Facility will be calculated at market index rates plus, in the case of certain of the market index rates, a spread applicable to the market index rate.
The Facility contains customary representations, covenants and events of default. The Facility requires SCANA to maintain a ratio of consolidated adjusted debt to consolidated total capitalization of not more than 0.7 to 1.0. Upon an uncured event of default under the Facility, all amounts owing under the Facility, if any, will become immediately due and payable and the lender may terminate its commitment.
The foregoing summary is qualified in its entirety by reference to the full text of the credit agreement for the Facility filed as an exhibit hereto and incorporated by reference herein.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.
The Exhibit filed with this Current Report on Form 8-K is listed in the Exhibit Index following the signature page.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrants)

February 2, 2015	By:	/s/James E. Swan, IV
James E. Swan, IV
Controller

EXHIBIT INDEX

Exhibit No.		Description

99.1	X	Three-Month Credit Agreement dated as of January 29, 2015, by and among SCANA Corporation; the lender identified therein; Royal Bank of Canada as Agent and RBC Capital Markets as Sole Lead Arranger